Exhibit 77C

Item 77C - Scudder Small Company Value Fund, Scudder 21st Century Growth Fund and Scudder Development Fund, each a series of SCUDDER SECURITIES TRUST
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The Proxy Statement on Schedule 14A for Scudder Small Company Value Fund,
Scudder 21st Century Growth Fund and Scudder Development Fund (File No. 811-2021), each a series of Scudder Securities Trust, is incorporated by reference to the Definitive Proxy Statement for such funds filed with the Securities and Exchange Commission on February 22, 2002.